Exhibit 99.1

Maui Land & Pineapple Company Reports First Quarter 2023 Results

KAPALUA, Hawai‘i, May 11, 2023 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results for the quarter ended March 31, 2023.

“Maui Land & Pineapple Company owns and operates a portfolio of over 22,000 acres of land, iconic commercial assets, and world class resort properties,” said Race Randle, CEO, Maui Land & Pineapple Company.  “I am honored to be leading this company with such a rich history into its next chapter. In the coming days and months, I will continue to meet with community stakeholders to complete a comprehensive review of our business to develop a clear path forward to improve asset utilization, create added value for our residents, visitors, and shareholders, and grow our positive impact on Maui.”

First Quarter 2023 Highlights

●	Revenue increased by 2% year-over-year to $2,298,000.
●	Costs and expenses totaled $3,668,000 – an increase of $918,000 compared to the first quarter of 2022 – due to one-time events associated with MLP’s recent leadership transition amounting to $900,000.
●	Net losses amounted to $1,364,000 or $0.07 per common share, compared to a net loss of $618,000 or $0.03 per common share in the first three months of 2022.
●	Cash on hand grew by $154,000 year-over-year to $8.653 million.

Leadership Transition

Maui Land & Pineapple Company completed a leadership transition effective April 1, 2023, by appointing Race Randle as chief executive officer and Scot Sellers as chairperson of the board of directors.

Race Randle, is a Hawai‘i real estate leader with decades of experience creating mixed-use master-planned communities., Most recently, Randle was an Executive Vice President at Lendlease (ASX: LLC), leading a partnership with Google on a $15 billion undertaking to transform Google’s landholdings in San Jose, Sunnyvale and Mountain View into innovative mixed-use communities. Randle previously served as Senior Vice President of The Howard Hughes Corporation, where he played a pivotal role in redeveloping Ward Village in Honolulu.

Scot Sellers has built homes and thriving residential communities for over 40 years. As chairman and chief executive officer of Archstone, one of the world’s largest multi-family housing companies, Sellers oversaw the development, acquisition and operation of housing in over 50 cities. Sellers serves as a director for several innovative real estate companies, including The Howard Hughes Corporation, Milhaus and The Irvine Company.

State of Hawai‘i Extends Partnership with MLP on West Maui’s Pu‘u Kukui Watershed Preserve

On April 14, 2023, the State of Hawai‘i Board of Land and Natural Resources unanimously approved a long-range management plan for conservation activities at Pu‘u Kukui Watershed Preserve for Fiscal Years 2024-2030. As part of the Natural Area Partnership Program, the Hawai‘i Department of Land and Natural Resources will provide 2:1 matching funding totaling $2,080,000, with Maui Land & Pineapple Company contributing $1,040,000, toward efforts to manage and conserve the Pu‘u Kukui Watershed Preserve.

Maui Land & Pineapple Company established the Pu‘u Kukui Watershed Preserve in 1988, committing to protect in perpetuity significant watershed, endangered species, and native ecosystem resources. Pu‘u Kukui Watershed Preserve encompasses more than 8,600 acres stretching from an elevation of

480 feet to the summit of Mauna Kahālāwai (West Maui Mountains) at 5,788 feet. A critical public benefit provided by Pu‘u Kukui Watershed Preserve is recharging the aquifer responsible for supplying a significant amount of the fresh water used by West Maui residents and businesses.

As part of ongoing conservation efforts, Maui Land & Pineapple Company and its nonprofit partners, Living Pono Project and The Nature Conservancy Hawaiʻi, continuously complete campaigns to remove invasive plants and propagate native species, and have installed 35 strategically located fences to help prevent the entry of pigs, goats and deer into Pu‘u Kukui Watershed Preserve. These efforts contribute toward preventing erosion into nearshore waters, protecting fisheries and water supplies, and conserving native Hawaiian plants and wildlife.

Additional Information

More information about Maui Land & Pineapple Company’s first quarter 2023 operating results is available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com/.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) develops, manages, and sells real estate on the island of Maui, where the company stewards 22,000 acres, including the world-renowned Kapalua Resort. Kapalua is home to the luxury hotels, The Ritz-Carlton Maui and Montage Kapalua Bay, residential communities, two championship golf courses, three pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed Preserve, one of the largest private nature preserves in Hawai‘i. Founded in 1909, Maui Land & Pineapple Company cultivated pineapple on Maui plantations for nearly a century and has been a source of economic opportunity for more than 114 years. Learn more about Maui Land & Pineapple Company’s commitment to supporting the Maui community, protecting the island’s natural resources, and perpetuating resilient and thriving communities at mauiland.com.

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Contacts

Investors: Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company

                   e: wkodama@kapalua.com

Media: Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications

              p: (808) 285-7272 e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF  OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three Months Ended March 31,
	2023	2022
	(in thousands except per share amounts)
OPERATING REVENUES
Leasing	$2,077	$2,031
Resort amenities and other	221	217
Total operating revenues	2,298	2,248

OPERATING COSTS AND EXPENSES
Real estate	83	90
Leasing	794	741
Resort amenities and other	549	510
General and administrative	1,025	756
Share-based compensation	964	379
Depreciation	253	274
Total operating costs and expenses	3,668	2,750

OPERATING LOSS	(1,370)	(502)
Other income	129	-
Pension and other post-retirement expenses	(121)	(114)
Interest expense	(2)	(2)
NET LOSS	$(1,364)	$(618)
Other comprehensive income - pension, net	82	156

TOTAL COMPREHENSIVE LOSS	$(1,282)	$(462)

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.07)	$(0.03)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2023	2022
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,653	$8,499
Restricted cash	10	10
Accounts receivable, net	918	892
Investments, current portion	2,956	2,432
Prepaid expenses and other assets	340	368
Assets held for sale	3,021	3,019
Total current assets	15,898	15,220

PROPERTY & EQUIPMENT, NET	15,625	15,878

OTHER ASSETS
Investments, net of current portion	58	551
Deferred development costs	9,566	9,566
Other noncurrent assets	1,180	1,191
Total other assets	10,804	11,308
TOTAL ASSETS	$42,327	$42,406

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$650	$589
Payroll and employee benefits	903	869
Accrued retirement benefits, current portion	142	142
Deferred revenue, current portion	506	227
Other current liabilities	478	480
Total current liabilities	2,679	2,307

LONG-TERM LIABILITIES
Accrued retirement benefits, net of current portion	2,619	2,612
Deferred revenue, net of current portion	1,467	1,500
Deposits	2,154	2,185
Other noncurrent liabilities	21	30
Total long-term liabilities	6,261	6,327
TOTAL LIABILITIES	8,940	8,634

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,576,304 and 19,476,671 shares issued and outstanding at March 31, 2023 and December 31, 2022, respectively	84,289	83,392
Additional paid-in-capital	9,184	9,184
Accumulated deficit	(51,901)	(50,537)
Accumulated other comprehensive loss	(8,185)	(8,267)
Total stockholders' equity	33,387	33,772
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$42,327	$42,406